Exhibit 10.5

LLC UNIT PLEDGE AGREEMENT

This LLC Unit Pledge Agreement (the “Agreement”) is made effective as of May 31, 2005, between and among B-New, LLC, an Ohio limited liability company (“BNEW”), TechCom Group, LLC, a Florida limited liability company (“TechCom”), Buhler, Inc., a Minnesota corporation (“Buhler”), (individually a “Pledgor” and collectively the “Pledgors”), and Dakota Growers Pasta Company, Inc., a North Dakota corporation (hereinafter the “Lender”).

W I T N E S S E T H

WHEREAS, the Lender and DNA Dreamfields Company, LLC (the “Borrower”) have entered into a 2005 Line of Credit Loan Agreement dated as of this date (as the same may be amended, restated, renewed or supplemented, from time to time, the “Loan Agreement”), pursuant to which the Lender will extend a line of credit to the Borrower;

WHEREAS, the Lender requires, as a condition to the extension of credit to the Borrower that the Pledgors each pledge all of their right, title and interest in and to all LLC units they own that represent ownership in the Borrower to secure the obligations of the Pledgor;

WHEREAS, the Pledgors by this Agreement each agree that all limited liability company units issued by the Borrower to each Pledgor shall be pledged and provided as collateral security for the payment and performance of the obligations of the Borrower to the Lender, with such limited liability company units being referred to hereinafter as the “Pledged Units”; and

WHEREAS, the Lender would not be willing to extend credit unless the Pledgor shall have pledged the Pledged Units to the Lender pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and in further consideration of the Lender’s extension of credit to the Borrower, the parties hereby agree as follows:

Section 1 - Pledge.  The Pledgor hereby pledges and assigns to the Lender, and grants to the Lender a continuing security interest in, the following (the “Pledged Collateral”):

(i)                                     The Pledged Units and the certificates, if any, representing the Pledged Units, and all dividends or distributions and cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Units;

(ii)                                  All additional limited liability company units of the Borrower from time to time acquired by the Pledgor by stock split or by the exercise of any conversion or option rights, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(iii)                               Any and all proceeds of any of the foregoing upon the sale or other disposal of the foregoing for any reason.

The certificates for the Pledged Units accompanied by instruments of assignment duly executed in blank by the Pledgor have been delivered to the Pledgee.

Section 2 - Security for Obligations.  This Agreement secures the payment of all obligations or liabilities of the Borrower now or hereafter existing under the Loan Agreement (all such obligations being referred to as the “Obligations”).

Section 3 - Further Assurances.  The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

Section 4 - Voting Rights; Dividends; Etc.  So long as no Event of Default (as defined in the Loan Documents) exists and is continuing:

(i)                                     The Pledgor shall be entitled to exercise any and all voting and other consequential rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Documents; provided, however, that, prior to exercising any material right as a unitholder, the Pledgor shall first give the Lender at least five days’ written notice of the manner in which the Pledgor intends to exercise, or the reasons for refraining from exercising, any right as a shareholder and shall not exercise any such right if the exercise of such right could constitute an Event of Default.

(ii)                                  The Pledgor shall be entitled to receive and retain any and all cash distributions or dividends paid in respect of the Pledged Collateral that may be permitted under and in accordance with the Loan Documents.

Section 5 - Transfers and Other Liens; Additional Shares.  The Pledgor agrees that, subject to the terms and conditions of the Amended and Restated Operating Agreement of the Borrower, it may sell, transfer or otherwise dispose of, or grant any option to buy or sell with respect to, any of the Pledged Collateral, subject to this Agreement.  However the Pledgor shall not create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

Section 6 - Lender Appointed Attorney-in-Fact.  The Pledgor hereby appoints the Lender attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, upon and during the continuation of any Event of Default (as defined in the Loan Documents), to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.  The Pledgor covenants and agrees to execute any further power-of-attorney that may, as determined in the Lender’s reasonable discretion, be necessary or advisable to appoint the Lender as the Pledgor’s attorney-in-fact as set forth in this Section 6.

Section 7 - Remedies upon Default.  If any Event of Default, as defined in the Loan Documents, shall have occurred and be continuing:

(a)                                  Upon written notice from the Lender, the right of Pledgor to receive dividends and to vote the Pledged Units shall cease, and all such rights shall become vested in the Lender.  In addition to other rights and remedies provided for herein or otherwise available to it, the Lender may exercise all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of North Dakota at that time, and the Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof, in accordance with and subject to applicable law, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable.  The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.

(b)                                 Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender from any sale of or collection from all or any part of the Pledged Collateral, may be held by the Lender as collateral for, and/or be applied in whole or in part by the Lender against, all or any part of the Obligations or the obligations of the Borrower under the Loan Documents (in the manner as provided in the Loan Documents).  Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid to the Pledgor.

Section 8 - Enforcement Rights.  If the Lender shall determine to exercise its right hereunder to sell all or any of the Pledged Collateral, the Pledgor agrees that, upon request of the Lender, the Pledgor will do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

Section 9 - Security Interest Absolute.  All rights of the Lender and security interest hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

(i)                                     any lack of validity or enforceability of the Note(s) or any other Loan Document (as defined in the Loan Documents) or agreement or instrument relating thereto;

(ii)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any amendment or waiver or any consent to any departure from the Notes or any other Loan Document;

(iii)                               any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of, or consent to departure from all or any of the obligations under the Loan Documents; or

(iv)                              any other circumstance which might otherwise constitute a defense available to, or a discharge of the Pledgor, any other party to any Loan Document, or a third party obligor except for such waivers as are required by applicable law and cannot be waived under applicable law.

Section 10 - Amendment.  No amendment or waiver of any provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Lender and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 11 - Continuing Security Interest; Transfer of Note(s).  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations (other than contingent indemnity obligations), (ii) be binding upon the Pledgor, its successors, legal representatives, estate, heirs, devisees, legatees and assigns, and (iii) inure to the benefit of the Lender and its successors, permitted transferees and permitted assigns.  Upon the payment in full of the obligations of the Borrower under the Loan Documents and the termination of any obligation of the Lender to extend any credit thereunder, the Lender shall deliver such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to the Pledgor.

Section 12 - Governing Law; Terms.  This Agreement shall be governed by the laws of the State of North Dakota, without regard to the choice of law provisions thereof.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given in the Loan Documents.

Section 13 - Expenses.  Each Pledgor will upon demand pay to the Lender the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Lender hereunder or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof; provided, however, that the aggregate of all payments to the Lender by the Pledgors pursuant to this Section 13 shall not exceed $100,000.00.

Section 14 – Representations and Warranties.  The Pledgor represents and warrants, which representations and warranties shall survive the execution and delivery of this Agreement, that:

(a)                                  The Pledgor is the direct and beneficial owner of the Pledged Units, and the Pledged Collateral, upon consummation of the transactions contemplated by the Loan Agreement will be owned by the Pledgor free and clear of any lien, security interest, charge or encumbrance.

(b)                                 The execution, delivery and performance by Pledgor of this Agreement has been duly authorized, does not require the consent of any governmental body or other regulatory authority, and will not violate, conflict with or result in a breach of any provision of any agreement, indenture or other instrument to which the Pledgor is a party or is bound by.

(c)                                  None of the Pledged Units has been issued or transferred in violation of any applicable federal and state securities laws.

(d)                                 There are no options, warrants, calls, conversion rights or other similar commitments relating to the Pledged Units.

Section 15 – Notices.  All notices and other communications under this Agreement shall be in writing and deemed to have been given: (a) on the date of delivery if hand delivered; (b) on the day after mailing if sent via overnight courier; (c) three days after the postmarked date if mailed postage prepaid, certified or registered; or (d) on the date of transmission if sent via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) addressed to the address of such party as follows:

If to the Pledgor:	B-New, LLC
11321 Terwilligers Creek Drive
Cincinnati, OH 45249

TechCom Group, LLC
10,000 SW 52nd Avenue, Unit 177
Gainesville, FL 32608

Buhler, Inc.
P.O. Box 9497
13105 12th Avenue North
Plymouth, MN 55440-9497

If to the Secured Party:	Dakota Growers Pasta Company, Inc.
One Pasta Avenue
Carrington, ND 58421-2500
Attention: Chief Executive Officer
Fax: 701 652-3552

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor and the Lender have executed and delivered this LLC Unit Pledge Agreement as of the date first above written.

PLEDGOR:

B-New, LLC

By:	/s/ Jonathan Hall

Title:	Principal

TechCom Group, LLC

By:	/s/ Jonathan Scot Anfinsen

Title:	President

Buhler, Inc.

By:	/s/ Beat Haeni

Title:	Head Corporate Development-Buhler Group

By:	/s/ Heinz Hoessli

Title:	Chief Financial Officer – Buhler, Inc.

THE LENDER:

Dakota Growers Pasta Company, Inc.

By:	/s/ Timothy J. Dodd

Title:	President, Chief Executive Officer